FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is made as of the 16th day of July 2001, among BRINSON SERIES TRUST ("Fund"), an open-end management investment company organized as a Massachusetts business trust, BRINSON ADVISORS, INC. ("Advisor"), the Fund's investment advisor and administrator, and GOLDEN AMERICAN LIFE INSURANCE COMPANY ("Company"), a life insurance company organized under the laws of the state of Delaware, on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A as attached hereto, as such Schedule A may be amended from time to time ("Accounts").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

         WHEREAS, the Fund is organized as a series fund and has established a number of distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios of investments; and

         WHEREAS, the Fund acts as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts ("Contracts") to be offered by insurance companies that have entered into participation agreements with the Fund ("Participating Insurance Companies"); and

         WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, the Series of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto, as such Schedule B may be amended from time to time; and

         WHEREAS, the Fund has obtained an order ("Exemptive Order") from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class I shares ("Shares") of one or more of the Series on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, it is agreed between the parties as follows:

         1. Sale of Shares. The Fund agrees to make Shares available for
            ---------------
purchase by the Accounts or the Company or its affiliates on behalf of the Accounts at the Shares' net asset value as computed in accordance with the Fund's current prospectus and statement of additional information, as amended or supplemented from time to time under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act ("Fund Registration Statement"). Purchases of Shares will be made in accordance with the provisions of the Fund Registration Statement and the operational procedures mutually agreed to in writing by the Advisor or the Fund and the Company from time to time. The Fund may refuse to sell Shares of any Series to any person or may suspend or terminate the offering of Shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the trustees of the Fund, necessary in the best interests of the shareholders of any Series.

         2. Redemption of Shares. The Fund will redeem Shares when requested by
            ---------------------
an Account or the Company or its affiliates on behalf of the Account at the Shares' net asset value (as computed in accordance with the Fund Registration Statement) in accordance with the provisions of the Fund Registration Statement and the operational procedures mutually agreed to by the Advisor or the Fund and the Company from time to time.

         3. Acceptance of Orders. The Fund shall accept purchase and redemption
            ---------------------
orders resulting from investments in and payments under the Contracts on each Business Day, provided that such orders are received by the Advisor or the Fund prior to 9:00 a.m., Eastern time, on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of the Series is calculated in accordance with the Fund Registration Statement on the prior Business Day. Notwithstanding the foregoing, the Company shall use its best efforts to provide the Advisor or the Fund with such orders by 7:30 a.m. on the Business Day following the Business Day on which instructions are so received by the Company. Orders reflecting instructions received by the Company in good order after the time the net asset value of the Series is calculated will not be deemed received until the next succeeding Business Day. The Company acts as the agent of the Fund and the Advisor for the limited purpose of accepting purchase and redemption instructions from Contract holders. The Advisor and the Fund may reject purchase and redemption orders that are not in proper form as mutually agreed to by the Advisor and the Company from time to time.

         4. Payment for Purchases and Redemptions. Purchase orders shall be paid
             --------------------------------------

for in federal funds transmitted by wire no later than the Business Day that the Fund receives notice of the order. The Fund shall use its best efforts to send redemption proceeds in federal funds transmitted by wire no later than the next Business Day after the Fund received notice of the order, unless doing so would cause the Fund to dispose of portfolio securities or otherwise incur additional costs. In any event, the Fund will wire proceeds of redemption orders to the Company within the period required under the 1940 Act or the rules, orders or regulations thereunder.

         5. Limitation on Sales of Shares. The Fund agrees that its Shares will
            ------------------------------
be sold only to Participating Insurance Companies and their separate accounts and/or to Qualified Plans, all in accordance with Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and applicable Treasury Regulations. No shares of any Series will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

         6. Book Entry. Issuance and transfer of Shares will be by book entry
            -----------
only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

         7. Notice of Dividends and Distributions. The Fund will furnish prompt
            --------------------------------------
notice to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income dividends and capital gain distributions payable on Shares in additional Shares of the same Series. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

         8. Company Reports. The Company agrees to provide the Fund or its
            ----------------
designee on a daily basis with the amount of shares of each Series purchased and sold by each owner of the Contracts (and information identifying each Contract owner's investment executive) and such other information concerning transactions in shares of the Fund by the Contract owners as the Fund shall reasonably request.

         9. Advertising Materials; Filed Documents.
            ---------------------------------------

         a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing the Contracts will be submitted to the Fund or its designee for review before such material is used and submitted to any regulatory body for review. No such material shall be used if the Fund or its designee reasonably object to such use in writing, transmitted by facsimile or other similar means within five business days after receipt of such material.

         b) The Fund shall provide the Company with a reasonable number of copies of its registration statement, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above promptly after the filing of such document with the SEC or other regulatory body. At the request of the Advisor or the Fund, the Company shall provide at least one copy of its registration statement, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above as it relates to the Contracts promptly after the filing of such document with the SEC or other regulatory body.

         10. Uniform Application of Pass-Through Voting and Conflicts of
             -----------------------------------------------------------
Interest. The Fund agrees that all Participating Insurance Companies shall have
---------
the same obligations and responsibilities regarding pass-through voting and conflicts of interest as the Company has under this Agreement.

         11. Pass-Through Voting. With respect to Contracts and Accounts that
             --------------------
are subject to the 1940 Act, so long as and to the extent that the SEC or SEC staff interprets the 1940 Act to require pass-through voting privileges to Contract owners (including, for purposes of this section, policy owners whose cash values are invested in Shares through the Accounts), the Company will provide pass-through voting privileges to Contract owners. The Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company will be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund. The Company will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and, with respect to each Account, the Company will vote Shares held by the Account and for which no timely voting instructions are received from the Contract owners, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Shares held by Contract owners without the prior written consent of the Fund, which may be withheld in the Fund's sole discretion.

         12. Expenses. Except as otherwise provided in this Agreement or any
             ---------
Schedule hereto, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the SEC and in states where required. The Fund and the Advisor shall pay no fee or other compensation to the Company under this Agreement and the Company shall pay no fee or other compensation to the Fund or Advisor, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

         13. Representations.
             ----------------

         (a) The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Contract and Account.

         (b) The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust ("UIT") in accordance with the provisions of the 1940 Act and cause each Account to remain so registered to serve as a segregated asset account for the Contracts unless an exemption from registration is available.

         (c) The Company represents and warrants that the Contracts will be registered under the 1933 Act unless and exemption from registration is available prior to any issuance or sale of the Contracts and that the Contracts will be issued and sold in compliance in all material respects with applicable federal and state laws and further that the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements.

         (d) The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (e) The Fund and the Advisor represent and warrant that the Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by that Act and sold in accordance with all applicable federal and state laws, and that the Fund shall be registered under the 1940 Act to the extent required by that Act, prior to and at the time of any issuance or sale of such Shares. The Fund shall qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

         (f) The Fund and the Advisor represent and warrant that each Series will comply with the diversification requirements set forth in Section 817(h) of the Code and applicable regulations thereunder and will notify the Company immediately upon having a reasonable basis for believing any Series has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Series to achieve compliance.

         (g) The Fund and the Advisor represent and warrant that each Series in which the Accounts invest is currently qualified as a "regulated investment company" under Subchapter M of the Code and will maintain such qualification. The Fund and the Advisor will notify the Company immediately upon having a reasonable basis for believing any Series has ceased to comply or might not so comply in the future.

         14. Indemnification.
             ----------------

         (a) The Fund and the Advisor agree to indemnify, defend and hold the Company, its officers, directors, employees and agents and any person who controls the Company within the meaning of Section 15 of the 1933 Act (referred to in this Section 14(a) collectively as "Indemnified Parties"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities, amounts paid in settlement with the consent of the Fund and the Advisor and any counsel fees incurred in connection therewith) which the Indemnified Parties may incur under the 1933 Act, or under common law or otherwise, (i) arising out of or based upon any alleged untrue statement of a material fact contained in the Fund Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Fund Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Fund or the Advisor for use in the Fund Registration Statement or otherwise for use in connection with the sale of Contracts or Shares; (ii) arising out of or based upon statements or representations (other than statements or representations made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company) or wrongful conduct of the Advisor or the Fund or persons under its control concerning the sale or distribution of the

Contracts or Shares; (iii) arising out of or based upon any alleged omission to state a material fact required to be stated in the registration statement for the Contracts (including any amendment or supplement to the prospectus or statement of additional information) ("Contract Registration Statement") or necessary to make the statements therein not misleading, if such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of the Advisor or the Fund to the Company for use in the Contract Registration Statement; or (iv) arise out of or result from any material breach of the representations and/or warranties made by the Advisor or the Fund in this Agreement or any other material breach of this Agreement by the Advisor or the Fund. In no event shall anything contained herein be so construed as to protect the Company against any liability to the Advisor or the Fund or to the shareholders of any Series to which the Company would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

         (b) The Fund and the Advisor shall not be liable to the Company under this indemnity provision with respect to any claim made against the Company or any other Indemnified Party unless the Company or other such person shall have notified the Fund and the Advisor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Fund and the Advisor of any claim shall not relieve the Fund and the Advisor from any liability which it may have to an Indemnified Party otherwise than on account of this indemnity provision. Both the Fund and the Advisor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund and/or the Advisor elect to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and/or the Advisor, as applicable, and satisfactory to the Indemnified Parties in the suit whose approval shall not be unreasonably withheld. In the event that the Fund and/or the Advisor elect to assume the defense of any suit and retain counsel, the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by them. If the Fund and/or the Advisor do not elect to assume the defense of a suit, it will reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them.

         (c) The Company agrees to indemnify, defend, and hold the Advisor, the Fund, and each of their officers, trustees, employees and agents and any person who controls the Advisor or the Fund within the meaning of Section 15 of the 1933 Act (in this Section 14(c), referred to collectively as "Indemnified Parties"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities, amounts paid in settlement with the consent of the Company and any counsel fees incurred in connection therewith) which the Indemnified Parties may incur under the 1933 Act or under common law or otherwise (i) arising out of or based upon any alleged untrue statement of a material fact contained in the Contract Registration Statement or in the Contracts themselves or in any sales literature generated or approved by the Company on behalf of the Contracts or Accounts or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Contract

Registration Statement, Contracts or such sales literature necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of the Advisor or the Fund to the Company for use in the Contract Registration Statement, the Contracts or such sales literature or otherwise for use in connection with the sale of Contracts or Shares; (ii) arising out of or based upon statements or representations (other than statements made in reliance upon and in conformity with information furnished in writing by or on behalf of the Advisor or the
Fund) or wrongful conduct of the Company or persons under its control concerning the sale or distribution of the Contracts or Shares; (iii) arising out of or based upon any alleged omission to state a material fact required to be stated in the Fund Registration Statement or necessary to make the statements therein not misleading, if such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Advisor or the Fund for use in the Fund Registration Statement; or (iv) arise out of or result from any material breach of the representations and/or warranties made by the Company in this Agreement or any other material breach of this Agreement by the Company. In no event shall anything contained herein be so construed as to protect the Advisor or the Fund against any liability to the Company which the Advisor or the Fund would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

         (d) The Company shall not be liable to the Advisor or the Fund under this indemnity provision with respect to any claim made against the Advisor or the Fund or any other Indemnified Party unless the Advisor or the Fund or other such person shall have notified the Company in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Company of any claim shall not relieve the Company from any liability which it may have to an Indemnified Party otherwise than on account of this indemnity provision. The Company shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the Indemnified Parties in the suit whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of a suit and retain counsel, the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of any suit, it will reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them.

         (e) These indemnification provisions shall survive termination of this Agreement.

         15. Potential Conflicts.
             --------------------

         (a) The trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict among the interests of all Contract owners of all separate accounts investing in each Series of the Fund. An irreconcilable conflict may arise, among other things, from (i) an action by any state insurance regulatory authority; (ii) a change in applicable insurance laws or regulations; (iii) a tax ruling or provision of the Code or the regulations thereunder; (iv) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of variable annuity or variable life insurance products; (v) the manner in which the investments of any Series are managed; (vi) a difference in voting instructions given by variable annuity contract owners, on the one hand, and variable life insurance policy owners on the other hand, or by the contract holders or policy owners of different Participating Insurance Companies; or
(vii) a decision by an insurer to override the voting instructions of participating contract owners.

         (b) The Company is responsible for reporting any potential or existing conflicts to the trustees of the Fund. The Company will be responsible for assisting the trustees in carrying out their responsibilities under this Section 15(b) and Section 15(a), by providing the trustees with all information reasonably necessary for them to consider the issues raised. The Fund will also request the Advisor to report to the trustees any such conflict which comes to its attention.

         (c) If a majority of the trustees of the Fund or a majority of its disinterested trustees determine that a material irreconcilable conflict exists involving the Company, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to eliminate the irreconcilable material conflict, including withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Series and reinvesting such assets in a different investment medium, including another Series of the Fund, offering to the affected Contract owners the option of making such a change or establishing a new funding medium, including a registered investment company.

         For purposes of this Section 15(c), the trustees or the disinterested trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of the existence of an irreconcilable material conflict, the trustees shall cause the Fund to take such action, such as the establishment of one or more additional Series, as they in their sole discretion determine to be in the interest of all shareholders and Contract owners in view of all applicable factors, such as the cost, feasibility, tax, regulatory and other considerations. In no event will the Fund be required by this Section 15(c) to establish a new funding medium for any Contract.

         The Company shall not be required by this Section 15(c) to establish a new funding medium for any Contract if an offer to do so has been declined by a vote of a majority of the Contract owners materially adversely affected by the material irreconcilable conflict. The Company will recommend to its Contract owners that they decline an offer to establish a new funding medium only if the Company believes it is in the best interests of the Contract owners.

         16. Duration and Termination. This Agreement shall become effective as
             -------------------------
of the date hereof and shall continue in full force and effect until terminated as set forth below:

         (a) At the option of the Fund, the Advisor or the Company, upon receipt of sixty (60) days' written notice, unless a shorter time is agreed to in writing by all parties hereto.

         (b) At the option of the Fund, the Advisor or the Company, upon the institution of formal proceedings against a party by the SEC, the NASD or any other regulatory body, the expected or anticipated outcome of which would, in the judgment of the terminating party, materially impair the other party's ability to meet and perform its obligations under this Agreement. Notice of an election to terminate under this provision shall be furnished in writing and shall be effective upon receipt.

         (c) Upon the determination by the Company to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contract. The Company will give sixty (60) days' written notice to the Fund and the Advisor of any decision to replace the Fund's shares. Such sixty (60) day period will commence upon the Fund's or the Advisor's receipt of such written notice.

         (d) In the event the Fund's Shares are not registered, issued or sold in accordance with applicable federal or state law or such law precludes the use of Shares as the underlying investment medium of the Contracts, the Company may terminate this Agreement effective upon giving notice to the Fund and the Advisor.

         (e) In the event the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable under the Code or if the Fund or the Advisor reasonably believes that the Contracts may fail to so qualify, the Fund or the Advisor may terminate this Agreement effective upon giving notice to the Company.

         (f) At the option of the Fund or the Advisor, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund or the Advisor within 10 days after written notice of such breach is delivered to the Company.

         (g) At the option of the Company, upon the Fund's or the Advisor's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach is delivered to the Fund and the Advisor.

         (h) At the option of the Fund or the Advisor, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Notice of an election to terminate under this provision shall be shall be effective immediately without notice.

         (i) This Agreement shall terminate immediately in the event of its assignment unless such assignment is made with the prior written consent of the other party. Termination under this provision shall be effective immediately without notice.

         17. Amendment of this Agreement. No provision of this Agreement may be
             ----------------------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         18. Governing Law. This Agreement shall be construed in accordance
             --------------
with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the l940 Act, the latter shall control.

         19. Notice. Any notice required or permitted to be given by either
             -------
party to the other shall deemed sufficient upon receipt in writing at the other party's principal offices.

         20. Successors and Assigns. This Agreement shall be binding upon and
             -----------------------
inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         21. Counterparts. This Agreement may be executed in any number of
             -------------
counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         22. Severability. In case any one or more of the provisions contained
             -------------
in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         23. Entire Agreement. This Agreement constitutes the entire agreement
             -----------------
and understanding between the parties and supercedes any prior agreement or understanding relating to the subject matter hereof.

         24. Miscellaneous. The captions in this Agreement are included for
             --------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. As used in this Agreement, the term "assignment" shall have the same meaning as such term has in the l940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

    BRINSON SERIES TRUST

    By:   /s/ Amy R. Doberman
          -------------------
    Name: Amy R. Doberman
    Title:   Secretary and Vice President


    By:   /s/ Keith A. Weller
          -------------------
    Name:  Keith A. Weller
    Title: Vice President and Assistant Secretary



    BRINSON ADVISORS, INC.

    By:   /s/ Julian Sluyters
          -------------------
    Name: Julian Sluyters
    Title:   Managing Director


    By:   /s/ Stephen Fisher
          ------------------
    Name:  Stephen Fisher
    Title:  Managing Director



    GOLDEN AMERICAN LIFE
    INSURANCE COMPANY

    By:     /s/ Myles Tashman
            -----------------
    Name:   Myles Tashman
    Title:  Executive Vice President


    By:     /s/ David L. Jacobson
            ---------------------
    Name:   David L. Jacobson
    Title:  Senior Vice President

                                   SCHEDULE A

      Accounts of Company Participating in Series of Brinson Series Trust:



Name of Separate Account                          Date Established
------------------------                          ----------------
Golden American Separate Account B                July 14, 1988

                                   SCHEDULE B

         Series of Brinson Series Trust offered to Accounts of Company:
          -------------------------------------------------------------



Tactical Allocation Portfolio

                                   SCHEDULE C

The following costs, expenses and reimbursements will be paid by the party indicated:

     1. The Fund shall be liable to the Company for systems and out-of-pocket costs incurred by the Company in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset value ("NAV") information, dividends and capital gains or financial information and if such information is not corrected by 4:00 p.m., Eastern time, on the next business day after the release of such incorrect information. If a mistake is caused in supplying such information or confirmations which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

     2. The Fund shall pay for the cost of typesetting and printing periodic fund reports to shareholders, prospectuses and any supplements thereto, statements of additional information and supplements thereto, and other materials that are required by law to be sent to Contract owners or participants, as well as the cost of distributing such materials to the Company. The Company shall pay for the distribution thereof for prospective Contract owners or participants. Each party shall be provided with such supporting data as may reasonably be requested for determining these expenses.

     3. The Fund shall pay all expenses in connection with the provision to the Company of a sufficient quantity of its proxy materials. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund.

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